Exhibit 99.2

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Consolidated Financial Statements
As of June 30, 2014 and 2013, and
For the Years Ended June 30, 2014, 2013, and 2012
(With Independent Auditors’ Report Thereon)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members
SBBT Holdings, LLC
La Jolla, California

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of SBBT Holdings, LLC and Subsidiary (collectively, the “Company”), which comprise the consolidated balance sheets as of June 30, 2014 and 2013, and the related consolidated statements of income, members’ capital, and cash flows for the years ended June 30, 2014, 2013, and 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independent Auditors’ Report (Continued)

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SBBT Holdings, LLC and Subsidiary as of June 30, 2014 and 2013, and the results of their operations and cash flows for the years ended June 30, 2014, 2013, and 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ Lavine, Lofgren, Morris & Engelberg, LLP

La Jolla, California
July 25, 2014

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Consolidated Balance Sheets
June 30, 2014 and 2013
	2014	2013
Assets
Cash and cash equivalents	$11,948,746	$10,485,685
Accounts and other receivables	1,296,817	385,889
Prepaid expenses and other assets	795,756	739,315
Property and equipment, net (Note 5)	3,225,440	3,536,691
Intangible assets, net (Note 4)	9,281,982	10,165,986
Total assets	$26,548,741	$25,313,566
Liabilities and Members’ Capital
Liabilities:
Accounts payable and other liabilities (Note 8)	$7,579,546	$7,709,979
Total liabilities	7,579,546	7,709,979
Commitments and contingencies (Note 12)
Members’ capital:
Incentive member units, no par value, 786.961 and 697.601
authorized, respectively; 786.961 and 595.961 issued and
and outstanding, respectively	281,283	213,513
Common member units, no par value, 4,209.750 authorized;
4,009.750 issued and outstanding	2,629,647	2,231,986
Retained earnings	16,058,265	15,158,088
Total members’ capital	18,969,195	17,603,587
Total liabilities and members’ capital	$26,548,741	$25,313,566

See accompanying notes to consolidated financial statements.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Consolidated Statements of Income
For the Years Ended June 30, 2014, 2013, and 2012

	2014	2013	2012

Revenues - refund transfer fees and related	$88,039,059	$91,417,218	$78,410,705
Operating expenses:
Costs of services	16,063,706	15,149,456	15,934,151
Compensation and related costs	16,315,680	15,278,694	13,312,174
Other operating costs	11,102,732	10,231,260	7,994,218
Depreciation and amortization	1,891,651	1,889,586	1,512,798
Total operating expenses	45,373,769	42,548,996	38,753,341
Operating income	42,665,290	48,868,222	39,657,364
Other income (expense):
Interest income	179,777	341,197	17,328
Interest expense	(231,450)	(537,774)	—
Interest income (expense), net	(51,673)	(196,577)	17,328
Net income	$42,613,617	$48,671,645	$39,674,692

See accompanying notes to consolidated financial statements.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Consolidated Statements of Members’ Capital
For the Years Ended June 30, 2014, 2013, and 2012
						Total
	Incentive Member Units		Common Member Units		Retained	Members’
	Units	Amount	Units	Amount	Earnings	Capital
Balance at June 30, 2011	582.878	$113,826	3,839.750	$1,529,943	$20,743,754	$22,387,523
Issuance of member units	—	—	110.000	550,000	—	550,000
Distributions to common members	—	—	—	—	(39,507,631)	(39,507,631)
Distributions to incentive members	—	—	—	—	(5,773,516)	(5,773,516)
Issuance of member units	20.000	—	—	—	—	—
Incentive units repurchased	(6.917)	—	—	—	(90,306)	(90,306)
Share-based compensation	—	39,687	—	—	—	39,687
Net income	—	—	—	—	39,674,692	39,674,692
Balance at June 30, 2012	595.961	153,513	3,949.750	2,079,943	15,046,993	17,280,449
Distributions to common members	—	—	—	—	(42,317,268)	(42,317,268)
Distributions to incentive members	—	—	—	—	(6,243,282)	(6,243,282)
Issuance of member units	—	—	60.000	—	—	—
Share-based compensation	—	60,000	—	152,043	—	212,043
Net income	—	—	—	—	48,671,645	48,671,645
Balance at June 30, 2013	595.961	$213,513	4,009.750	$2,231,986	$15,158,088	$17,603,587
Distributions to common members	—	—	—	—	(36,315,884)	(36,315,884)
Distributions to incentive members	—	—	—	—	(5,397,556)	(5,397,556)
Issuance of member units	191.000	—	—	—	—	—
Share-based compensation	—	67,770	—	397,661	—	465,431
Net income	—	—	—	—	42,613,617	42,613,617
Balance at June 30, 2014	786.961	$281,283	4,009.750	$2,629,647	$16,058,265	$18,969,195

See accompanying notes to consolidated financial statements.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Consolidated Statements of Cash Flows
For the Years Ended June 30, 2014, 2013, and 2012

	2014	2013	2012
Cash flows from operating activities:
Net income	$42,613,617	$48,671,645	$39,674,692
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,891,651	1,889,586	1,512,798
Deferred rent expense	306,702	738,483	—
Share-based compensation	465,431	212,043	39,687
Loss on disposal of property and equipment	175,618	10,655	—
Net change in:
Accounts and other receivables	(910,928)	778,998	(939,780)
Prepaid expenses and other assets	(56,441)	(328,386)	(51,707)
Accounts payable and other liabilities	(437,135)	109,782	(1,385,098)
Net cash provided by operating activities	44,048,515	52,082,806	38,850,592
Cash flows from investing activities:
Purchase of assets and liabilities, net of cash acquired
Purchases of property and equipment	(872,014)	(2,091,706)	(739,548)
Net cash used in investing activities	(872,014)	(2,091,706)	(739,548)
Cash flows from financing activities:
Repurchase of incentive member units	—	—	(90,306)
Proceeds from issuance of common member units	—	—	550,000
Proceeds from borrowings on fee advance revolving lines of credit	23,088,924	45,473,433	—
Repayments on fee advance revolving lines of credit	(23,088,924)	(45,473,433)	—
Distributions to members	(41,713,440)	(48,560,550)	(45,281,147)
Net cash used in financing activities	(41,713,440)	(48,560,550)	(44,821,453)
Net increase (decrease) in cash and cash equivalents	1,463,061	1,430,550	(6,710,409)
Cash and cash equivalents at beginning of year	10,485,685	9,055,135	15,765,544
Cash and cash equivalents at end of year	$11,948,746	$10,485,685	$9,055,135

Supplemental disclosure of cash flow information:
Cash paid for interest during the year	$231,450	$537,774	$—
Supplemental disclosure of noncash investing activities:
Leasehold improvements acquired under operating lease (Note 12)	$—	$1,109,425	$—

See accompanying notes to consolidated financial statements.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(1)	Nature of Business
SBBT Holdings, LLC (the Company) is a Delaware limited liability company formed on December 30, 2009. The Company is the holder of all of the Common Units of its subsidiary, Santa Barbara Tax Products Group, LLC (referred to as SBTPG), which is a Delaware limited liability company formed on December 28, 2009.
SBTPG, in partnership with multiple banks, provides tax refund processing and funds transfer services for the tax preparation industry, in order to facilitate the receipt of funds from the Internal Revenue Service (IRS) and states with regard to tax refunds due to individuals. SBTPG offers products in all 50 states and Puerto Rico through tax professionals as well as through online software providers. SBTPG manages the day‑to‑day operations to facilitate the payments and transfers between the taxpayer, the IRS, the tax preparation firm, the bank, and SBTPG. These services include automated clearing house (ACH) transactions, check processing, account setup, administration of customer sales and marketing, and customer service (call center) activities.
SBTPG offers refund transfers (RTs). An RT is an electronic transfer of an income tax refund directly to the taxpayer. SBTPG, along with its partner banks, acts as a conduit from the IRS and state tax authorities to the taxpayer, enabling an expedited delivery of the taxpayer’s income tax refund.

(2)	Summary of Significant Accounting Policies
The significant accounting policies are set forth below:

(a)	Basis of Presentation and Consolidation
The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The consolidated financial statements include the accounts of the Company and SBTPG, its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. Significant items subject to such estimates and assumptions include the useful lives of property and equipment and the valuation of property and equipment, intangible assets, and share‑based compensation.

(c)	Cash and Cash Equivalents
Cash and cash equivalents are defined as cash on hand and in banks plus all short‑term highly liquid investments purchased with an original maturity of three months or less.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(2)	Summary of Significant Accounting Policies (Continued)

(d)	Prepaid Expenses and Other Assets
Prepaid expenses and other assets consist primarily of prepaid expenses which are amortized over the period of benefit on a straight-line basis, as well as operating lease deposits at cost.

(e)	Accounts and Other Receivables
Accounts and other receivables primarily consist of refund transfer and related fees earned. Management reviews accounts receivable on a monthly basis to determine if any receivable will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, if necessary, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Management has determined that no allowance for doubtful accounts was needed at June 30, 2014 or 2013.

(f)	Property and Equipment
Property and equipment are stated at cost. Major renewals and betterments are capitalized while replacements, maintenance, and repairs that do not extend the life of the respective assets are charged to expense as incurred. Property and equipment are depreciated using the straight‑line method over their estimated useful lives. Leasehold improvements are depreciated over the shorter of the lease term or estimated useful life of the respective asset (Note 5).

(g)	Intangible Assets
Intangible assets consist of acquired assets with finite lives (Note 4). Costs of intangible assets with finite useful lives are amortized on the straight‑line basis over their estimated useful lives.

(h)	Impairment of Long‑Lived Assets
Long‑lived assets, such as property and equipment, and acquired intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long‑lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long‑lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third‑party independent appraisals, as considered necessary. For the years ended June 30, 2014, 2013, and 2012, no impairment in long‑lived assets has been identified.

(i)	Revenue Recognition
Revenue from RT fees is presented net of transaction-based fees and is recognized as earned when customer tax return refunds are paid to the taxpayer after being received from the IRS or state taxing authorities.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(2)	Summary of Significant Accounting Policies (Continued)

(j)	Income Taxes
The Company is organized as a limited liability company, which is treated as a partnership for federal and state income tax purposes. The Company’s taxable income or loss is reportable by its members. Although the Company is not subject to federal income tax, the Company operates in certain state and local jurisdictions that assess taxes on the Company, rather than on its members.
The Company applies the authoritative guidance related to the accounting for uncertainty in income taxes. The Company has concluded that there is no impact related to uncertain tax positions, and as such, has no liability for uncertain tax positions. The United States of America is the major tax jurisdiction for the Company. Management believes the Company remains subject to income tax examinations for all fiscal years since inception.

(k)	Members’ Capital
The Limited Liability Company Agreement of SBBT Holdings, LLC (the Agreement) created three classes of membership interests in unit increments including Preferred Units, Common Units, and Incentive Units. The board of directors is authorized to issue as many Common Units and Incentive Units as it deems necessary, and up to 3,840 Series A Preferred Units. There are 4,209.750 Common Units and 786.961 Incentive Units currently authorized by the Agreement. There were no outstanding preferred units as of June 30, 2014 or 2013.
The three classes of units have the following characteristics:
Redemption/Conversion – The Company has the right to repurchase forfeited or unvested Common Units upon a forfeiture event, as defined, equal to the issue price, if any. The Company also has the right to repurchase earned or vested Common Units upon a forfeiture event, as defined, equal to the fair market value as of the date of such forfeiture event. Common Unit holders earn the right to full ownership of the units over a specified service period, if any. All unvested Common Units have the same rights as Common Units until forfeiture.
Preferred Units are not convertible into Common Units and are redeemable at the option of the Company. Incentive Units are not convertible into Common Units and are not redeemable at the option of the Company, except upon a forfeiture event, as defined.
Forfeitures – Incentive Units are forfeited upon certain forfeiture events. Restricted Common Units can be repurchased by the Company at issue price for unearned restricted Common Units or fair market value for earned restricted Common Units; both upon certain forfeiture events.
Distributions – Holders of the Series A Preferred Units are entitled to a preferred return that accrues daily at an annual rate of 12% of the value of their preferred holdings. The full preferred return amount compounds on an annual basis to the extent it remains unpaid. Next, distributions are made to return Preferred Unit capital of $1,000 per unit. After making the required distributions to holders of the Series A Preferred Units, distributions may be made to the holders of Common Units and the eligible holders of Incentive Units pro rata based on the aggregate number of Common Units and Incentive Units outstanding at the time of such distribution.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(2)	Summary of Significant Accounting Policies (Continued)
(k)     Members’ Capital (Continued)
Profits and Losses – The Agreement stipulates that profits be allocated first to the Series A Preferred Members on a pro rata basis based on the cumulative preferred return earned, then allocated to the Common Members and the Incentive Members based on the aggregate number of Common Units and eligible Incentive Units held. Losses are allocated first to the Common Members on a pro rata basis based on the number of units held until their capital accounts are reduced to zero. Any remaining losses are then allocated to the Series A Preferred Members on a pro rata basis. All items of income, gain, loss, and deduction for federal, state, and local income tax purposes are allocated in the same manner.
Preemptive Rights – Each Common Unit holder has the right to purchase any offered non-restricted Common Units prior to offering the units to others.
Transfers – Holders of units are subject to agreement provisions including a right of first offer by the Company, among other transfer rights and restrictions. The Company has the specific right to repurchase in part or in whole on a pro rata basis the Series A Preferred Units.
Voting – Holders of Series A Preferred Units and Incentive Units do not have the right to vote. The holders of Common Units shall vote as a combined class on all matters.
Liquidation – The holders of Series A Preferred Units shall have liquidation preference over the holders of Incentive and Common Units. In the event of any complete liquidation, dissolution, or winding‑up of the Company, the holders of Series A Preferred Units shall be entitled to receive a sum equal to the original issue price plus the amount of any preferred returns unpaid before any distribution shall be made to the holders of Common Units and Incentive Units. Any remaining proceeds are to be distributed among the holders of Common Units and Incentive Units on a pro rata basis.

(l)	Share-Based Compensation
The Company recognizes as compensation expense the value at grant date of all equity-based awards, including Incentive and Common Units and warrants, granted to employees and directors in exchange for services over the related service (vesting) period.
The Company estimates the value of its share-based compensation related to its Common Units by considering the Company’s recent equity transactions and performing a discounted further cash flow analysis of the Company.
The Company estimates the value of its share-based compensation related to its Incentive Units and warrants using the calculated value method. The calculated value method permits certain nonpublic companies which do not have sufficient information available regarding the expected volatility of their share price to account for equity-based awards and similar instruments using the historical volatility of an appropriate industry sector index or comparable public company it believes would be representative of its own position in the market, as a substitute for the expected volatility of its own share (unit) price. In calculating the value of its warrants, the Company uses the historical volatility of a company for the historical period equal to the expected term of the warrants granted.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(2)	Summary of Significant Accounting Policies (Continued)

(m)	Concentrations
The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash in institutional deposit accounts, primarily at one financial institution, which at times may exceed federally insured limits. No losses have been experienced related to such accounts.
Approximately 50% of revenues were generated through three contracts for each of the years ended June 30, 2014 and 2013, and 50% of revenues were generated through two contracts for the year ended June 30, 2012.

(n)	Subsequent Events
The Company has evaluated events through the date of the independent auditors’ report, which is the date these consolidated financial statements were available to be issued.

(3)	Fee Advance and Loan Program
In January 2013, the Company started a Fee Advance and Loan Program that consisted of revolving short-term loans to its tax preparer and enrolled agent customers collateralized by their clients’ tax return preparation fees. In connection with this program, the Company had access to a $21,000,000 and $50,000,000 revolving line of credit facility with a bank during fiscal years 2014 and 2013, respectively (Note 9). During fiscal years 2014 and 2013, the Company advanced a total of $42,510,697 and $78,968,965, respectively, to the tax preparers and enrolled agents in the program. Of these amounts, $23,088,924 and $45,473,433 were funded through the aforementioned credit facilities during fiscal years 2014 and 2013, respectively. All amounts funded under the program were fully collected, and no amounts were outstanding as of June 30, 2014 and 2013.
In connection with the credit facilities with the bank, the Company incurred commitment fees of $210,000 and $500,000 in fiscal years 2014 and 2013, of which it was able to pass on $150,000 and $250,000, respectively, to customers. In addition, in connection with the fiscal 2014 program, in certain circumstances, the Company charged interest on the advances at a rate equal to the lesser of the maximum rate allowed by law or ten percent per annum, resulting in interest income during fiscal 2014 in the amount of $27,917.
In addition to the advances above, on January 11, 2013, the Company entered into a note receivable agreement with one of its customers allowing the customer to borrow up to $25,000,000, and repay the loan as needed through March 15, 2013. In addition to the customer commitment fee, the Company charged interest on any amounts outstanding at a rate equal to the lesser of the maximum rate allowed by law or fifteen percent per annum, and during fiscal 2013, the Company recorded additional interest income of $85,524 related to amounts lent under this note receivable arrangement. The agreement was secured by the customer’s outstanding loan balance and accounts receivable, which had been funded by advances under the agreement, as well as a corporate guarantee by the customer. During the year ended June 30, 2013, the Company advanced $20,840,737 to this customer, all of which was collected, and no amount was outstanding as of June 30, 2013. During the year ended June 30, 2014, the Company did not enter into a formal note receivable agreement with this customer.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(4)	Intangible Assets
Intangible assets consisted of the following as of June 30,

	Estimated
	Useful Lives	2014	2013

Amortizing intangible assets:
Customer list	15 years	$8,770,000	$8,770,000
Acquired software	15 years	3,850,000	3,850,000
Trademark names	15 years	640,000	640,000

Total intangible assets		13,260,000	13,260,000

Less accumulated amortization		(3,978,018)	(3,094,014)

Intangible assets, net		$9,281,982	$10,165,986

Amortization expense for the intangible assets was $884,004 for each of the years ended June 30, 2014, 2013, and 2012. Amortization expense for the next five years is expected to be $884,000 per year.

(5)	Property and Equipment
Property and equipment consisted of the following as of June 30,

	Estimated
	Useful Lives	2014	2013

Equipment	3 years	$2,229,591	$2,507,877
Furniture and fixtures	3 – 7 years	713,195	1,152,794
Software	3 years	362,914	358,483
Leasehold improvements	Lesser of
	asset life or
	remaining lease term	1,585,596	2,278,782

Total property and equipment		4,891,296	6,297,936

Less accumulated depreciation		(1,665,856)	(2,761,245)

Property and equipment, net		$3,225,440	$3,536,691

Depreciation expense was $1,007,647, $1,005,582 and $628,794 for the years ended June 30, 2014, 2013, and 2012, respectively.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(6)	Restricted Agreements – Common and Incentive Units
During the year ended June 30, 2014, the Company granted no restricted Common Units and issued 191 Incentive Units, and during the year ended June 30, 2013, the Company granted 60 restricted Common Units and issued no Incentive Units. During the year ended June 30, 2012, the Company granted 110 restricted Common Units and issued 20 Incentive Units. The restricted Common Units and Incentive Units are considered equity awards and are subject to service conditions. The units vest over the related service (vesting) period, generally four years, and as such service periods pass, the vested units are expensed as compensation to the recipient. These units vest through July 1, 2018. As of June 30, 2014 and 2013, 574.668 and 458.851, respectively, of the Company’s Incentive Units were vested, and 56.000 and 22.000, respectively, of the Company’s restricted Common Units were vested.
The Company calculated the value of the Incentive Units issued during fiscal 2014 using the Black-Scholes option pricing model using the following assumptions: dividend yields of 18-21%, expected volatility of 24-25%, risk-free rates of 0.34-0.45%, no estimated forfeitures and expected terms of two years.
The Company calculated the value of the Incentive Units issued during fiscal 2013 using the Black-Scholes option pricing model using the following assumptions: dividend yield of 86%, expected volatility of 38%, risk-free rate of 1.97%, no estimated forfeitures and an expected term of ten years.
The Company calculated the value of the Incentive Units issued during fiscal 2012 by considering the Company’s most recent equity transactions and performing a discounted future cash flow analysis of the Company.
Share-based compensation expense recognized for the restricted Common Units and Incentive Units, which is included in the consolidated financial statements for the years ended June 30, 2014, 2013, and 2012, was $465,431, $212,043, and $39,687, respectively. As of June 30, 2014 and 2013, there was approximately $1,073,000 and $1,516,000, respectively, of total unrecognized share-based compensation expense related to restricted Common Units and Incentive Units. That cost is expected to be recognized through the year ended June 30, 2019.

(7)	Warrants
On July 1, 2012, the Company granted to key employees warrants to purchase from the Company 200 Common Units at $38,841 per unit. These warrants vest through July 1, 2017. The warrants shall expire to the extent not exercised on the tenth anniversary of the Grant Date. The Company calculated the value of the warrants to be $414,970, using the Black-Scholes model with the following assumptions: dividend yield of 0%, expected volatility of 34%, risk-free rate of 1.61%, and an expected term of ten years. Share-based compensation expense recognized for the warrants, which is included in the consolidated financial statements for the years ended June 30, 2014 and 2013, was $82,994 and $0, respectively. As of June 30, 2014 and 2013, there was approximately $332,000 and $415,000, respectively, of total unrecognized share-based compensation expense related to warrants. That cost is expected to be recognized through the year ended June 30, 2018.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(8)	Accounts Payable and Other Liabilities
Accounts payable and other liabilities consisted of the following as of June 30,

	2014	2013

Accrued bonus	$1,124,931	$1,285,432
Other accrued compensation and related	630,094	579,154
Accounts payable	504,584	501,580
Deferred rent	2,084,920	1,910,761
Other accrued liabilities	3,235,017	3,433,052

	$7,579,546	$7,709,979

(9)	Revolving Lines of Credit
On July 1, 2011, the Company entered into a $5,000,000 Revolving Loan Agreement (the Loan Agreement) with Amegy Bank National Association (Amegy). The Company could borrow and repay the loan as needed and any amount owed was required to be paid on or before February 1st of each year. Borrowings accrued interest at a rate equal to the lesser of the maximum rate allowed by law or the Prime Rate for such day. No borrowings could be made between February and April of each year and interest accrued in any one month was required to be paid on the first of the next month.
On October 11, 2012, the Loan Agreement was amended to expire on October 10, 2013 and any amount owed was required to be paid on or before March 1st of each year.
On January 11, 2013, the $5,000,000 Revolving Loan Agreement (the Loan Agreement) was amended to permit the Company to enter into a $50,000,000 Revolving Loan Agreement (Additional Credit Facility I) with Amegy.
On January 11, 2013, the Company and Amegy executed Additional Credit Facility I. The Company could borrow and repay the loan as needed, not to exceed $50,000,000, through March 29, 2013, and $40,000,000, through April 30, 2013. All borrowings were required to be paid on or before April 30, 2013. Borrowings accrued interest at a rate equal to the lesser of the maximum rate allowed by law or the Wall Street Journal Prime Rate for the days outstanding. Proceeds of borrowings from Additional Credit Facility I were to be used solely to fund the Company’s Fee Advance and Loan Program during fiscal 2013 (Note 3).
Pursuant to Additional Credit Facility I, the Company paid a commitment fee of $500,000 to Amegy, of which $250,000 was passed on in connection with the note receivable (Note 3), and these amounts were recorded as interest expense and income, respectively, for the year ended June 30, 2013.
On October 10, 2013, the Loan Agreement was amended to expire on January 10, 2014.
On January 10, 2014, the Loan Agreement was amended and restated to allow the Company to borrow and repay as needed up to $10,000,000 from December 1st to February 15th of each year and up to $5,000,000 at all other times and extend the expiration date to January 9, 2015.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(9)	Revolving Lines of Credit (Continued)
On January 10, 2014, the Company entered into a $21,000,000 Revolving Loan Agreement with Amegy (Additional Credit Facility II). The Company could borrow and repay the loan as needed, not to exceed $21,000,000 through March 28, 2014. All borrowings were required to be paid on or before March 28, 2014. Borrowings accrued interest at a rate equal to the lesser of the maximum rate allowed by law or the Wall Street Journal Prime Rate for the days outstanding. Proceeds of borrowings from Additional Credit Facility II were used solely to fund the Company’s Fee Advance and Loan Program during fiscal 2014 (Note 3).
Amounts outstanding under both the Loan Agreement and Additional Credit Facility I and II are secured by a lien on substantially all of the Company’s personal and real property, including all of its outstanding members’ units, and are guaranteed by the Company and SBTPG. In addition, the Company is required to maintain certain financial ratios and meet certain reporting requirements to the lender. As of June 30, 2014 and 2013, no amounts were outstanding on any of the agreements with Amegy.

(10)	Employee Benefit Plan
During the year ended June 30, 2012 and through May 31, 2013, the Company sponsored a profit sharing and 401(k) plan for its employees (Plan), which allowed participants to make contributions of up to 50% of base compensation, as defined. Pursuant to the Plan, the Company was permitted to make discretionary matching and profit sharing contributions.
Effective May 2, 2013, the Company adopted a new profit sharing and 401(k) plan for its employees (New Plan), which allows participants, effective June 2, 2013, to make contributions of up to 100% of base compensation, subject to certain limitations. Pursuant to the New Plan, the Company may make safe harbor contributions each year.
For the years ended June 30, 2014, 2013, and 2012, the Company contributed $163,236, $94,705, and $112,578, respectively, to the above plans.

(11)	Related Party Transactions
On January 14, 2010, the Company entered into an agreement with a private investment company which holds a significant membership interest in the Company. Pursuant to the agreement, among other things, the private investment company is to provide ongoing consulting services to the Company. The Company incurred approximately $760,000, $840,000, and $700,000 for consulting services during the years ended June 30, 2014, 2013, and 2012, respectively. As of June 30, 2014 and 2013, included in accounts payable and other liabilities was $313,921 and $316,086, respectively, due to the private investment company.
Also, on January 14, 2010, the Company entered into an agreement, as amended on March 15, 2011, with a financial services company to provide various accounting and administrative services. A majority of the members of the Company also hold a majority interest in this financial services company. Approximately $275,000 was paid under this agreement during each of the years ended June 30, 2014, 2013, and 2012. As of June 30, 2014 and 2013, included in accounts payable and other liabilities was $22,917 and $22,980, respectively, due to the financial services company.

SBBT HOLDINGS, LLC AND SUBSIDIARY
(A Limited Liability Company)
Notes to Consolidated Financial Statements
For the Years Ended June 30, 2014, 2013, and 2012

(12)	Commitments and Contingencies

(a)	Operating Lease Commitments
The Company is party to multiple leases for office facilities located in La Jolla and San Diego, California expiring through October 2022. A deferred rent liability of $2,084,920 and $1,910,761 was recorded as of June 30, 2014 and 2013, respectively, to record lease escalation provisions on a straight-line basis over the terms of the leases and to record leasehold improvement incentives from the landlord during fiscal 2013 in the amount of $1,109,425, and is included in accounts payable and other liabilities. As of June 30, 2014, the approximate future minimum rental payments under these operating leases are as follows:

For the years ending June 30,	Amount

2015	$1,158,000
2016	1,203,000
2017	1,251,000
2018	1,288,000
2019	1,269,000
Thereafter	4,553,000

$10,722,000

Total facilities lease expense recorded in other operating costs was $1,349,787, $1,445,661, and $764,759 for the years ended June 30, 2014, 2013, and 2012, respectively.

(b)	Other Commitments
The Company is party to a contract with a vendor which provides the Company a customer access license as well as maintenance and support thereon.  The contract’s annual period runs from May to April and the agreement expires in October 2017.  The precise contract terms, including minimum amounts, are negotiated annually based on projected volumes for each tax season.  For the contract period ended April 30, 2014, the Company’s commitment under this contract was adjusted from the originally negotiated $9,700,000 to $10,495,316 (based on actual volumes).  Although the annual commitments through fiscal 2017 have not yet been finalized, management currently expects the customer access license to be at least $9,700,000 for each of the remaining years of the contract.

(c)	Contingencies and Lawsuit
The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, statement of income, or liquidity.
In 2011, the Company was named as a defendant in a lawsuit for damages related to events that occurred prior to the acquisition of certain assets and liabilities of Pacific Capital Bancorp’s SBBT E-Filing Division on January 14, 2010. Although the Company vigorously defended its position, in December 2013 the parties to the lawsuit ultimately agreed to a settlement, pursuant to which the Company paid $1,600,000, which is recorded in other operating costs for the year ended June 30, 2014. Management believes there is no additional exposure with respect to this matter.